Exhibit 99.1

CERTIFICATE OF RESOLUTION BY DIRECTORS

OF

US-DADI FERTILIZER INDUSTRY INTERNATIONAL, INC.

(The “Corporation“)

Please refer to the accompanying signed document in pdf format.